UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

RTW RETAILWINDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTWIQ	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 13, 2020, RTW Retailwinds, Inc. (together with its subsidiaries, the “Company”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Company has requested joint administration of its Chapter 11 cases under the caption In re: RTW Retailwinds, Inc., et. al., Case No. 20-18445.

On September 23, 2020, the Company filed with the Bankruptcy Court its monthly operating report for the period beginning August 2, 2020 and ending August 29, 2020 (the “Monthly Operating Report”). The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Current Report on Form 8-K (including the exhibit hereto) (this “Form 8-K”) will not be deemed an admission as to the materiality of any information disclosed herein. The Monthly Operating Report and other documents filed with the Bankruptcy Court are available for inspection at https://cases.primeclerk.com/rtwretailwinds. Documents and other information available on such website are not part of this Form 8-K and are not deemed to be incorporated by reference in this Form 8-K.

The information, including Exhibit 99.1 hereto, the Company furnished under Item 7.01 of this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles, is in a format prescribed by applicable bankruptcy laws or rules, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

As reported in a Form 12b-25 filed by the Company on July 29, 2020, following the commencement of the Company’s Chapter 11 cases, the Company has been unable to continue filing the periodic reports required by Section 13(a) under the Exchange Act without unreasonable effort and expense due to the time and effort management has devoted to the bankruptcy process. Accordingly, the Company did not file a Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2020, nor does it intend to file any other reports on Forms 10-Q or 10-K for subsequent periods. Instead, the Company plans to file Current Reports on Form 8-K containing (i) the disclosure of material events in its Chapter 11 cases and any other information required by the instructions to Form 8-K; and (ii) as exhibits, the monthly operating reports and any other documents that include unaudited financial information that are filed by the Company with the Bankruptcy Court.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
99.1	Monthly Operating Report for the period beginning August 2, 2020 and ending August 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW RETAILWINDS, INC.

/s/ Sheamus Toal
Date: October 2, 2020	Name:	Sheamus Toal
	Title:	Chief Executive Officer and
Chief Financial Officer

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